UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2017

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On January 11, 2017, Highstar Capital IV, L.P. (“Highstar”), notified NGL Energy Holdings LLC (the "General Partner"), the general partner of NGL Energy Partners LP (the “Partnership”), that, effective immediately, Christopher Beall will no longer serve as Highstar’s designated director on the Board of Directors of the General Partner.

(d)    On January 11, 2017, Highstar appointed Jared Parker as its designated director to the Board of Directors of General Partner, effective immediately.

Mr. Parker is appointed as a director of the General Partner in accordance with Highstar’s rights pursuant to the Amended and Restated Board Representation and Observation Rights Agreement dated June 24, 2016. Since the beginning of the Partnership’s last fiscal year, there have been no transactions involving an amount exceeding $120,000 in which the Partnership was a participant and in which Mr. Parker had a direct or indirect material interest.

On January 13, 2017, the Partnership issued a press release announcing the appointment of Mr. Parker. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: January 13, 2017		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 13, 2017.